Exhibit 99.1

Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas	Stephen Ferranti
(949) 231-3061	(781) 376-3056

Skyworks Exceeds Q2 FY14 Revenue and EPS Guidance

•	Delivers $481 Million in Revenue, Up 13% Y-o-Y

•	Posts $0.62 of Non-GAAP Diluted EPS ($0.40 GAAP); $0.03 Better Than Guidance and Up 29% Y-o-Y

•	Generates $214 Million in Quarterly Cash Flow from Operations

•	Board of Directors Declares First Cash Dividend of $0.11 per Share

•	Guides to $535 Million in Revenue in Q3 FY14, Up 11% Sequentially and 23% Y-o-Y

•	Expects $0.73 in Non-GAAP Diluted EPS in Q3 FY14, Up 18% Sequentially and 35% Y-o-Y

WOBURN, Mass., April 22, 2014 - Skyworks Solutions, Inc. (NASDAQ: SWKS) an innovator of high performance analog semiconductors enabling a broad range of end markets, today reported second fiscal quarter results for the period ending March 28, 2014. Revenue for the quarter was $481.0 million, up 13 percent year-over-year and better than the Company’s previous guidance for $470.0 million.
On a non-GAAP basis, operating income for the second fiscal quarter of 2014 was $130.4 million, up 31 percent from $99.7 million in the year ago period. Non-GAAP diluted earnings per share for the second fiscal quarter was $0.62 versus guidance of $0.59 and compared to $0.48 for the prior year second fiscal quarter. On a GAAP basis, operating income for the second fiscal quarter of 2014 was $102.6 million and diluted earnings per share was $0.40.
“Skyworks exceeded guidance across all key metrics last quarter and is set to substantially outpace the broader semiconductor industry as we capitalize on increasing analog system complexity driven by the Internet of Things,” said David J. Aldrich, president and chief executive officer of Skyworks. “By providing custom solutions that help our customers solve increasingly complex design challenges, we are enabling connectivity across a number of new and previously unimagined end markets and applications. Our expanding market footprint, customer relationships and design win pipeline are translating into accelerating growth and improving financial returns.”

Q2 Business Highlights

•	Enabled NetGear’s newest 802.11ac MU-MIMO routers and residential gateways

•	Supported Audi’s Homelink programmable car system

•	Captured high-reliability sockets with several aerospace and defense suppliers including Cobham, EADS, Herley and Teledyne

•	Secured power management design wins with Samsung

•	Ramped connected home solutions supporting security sensors, motion detectors, lighting controls and meters at Centralite and Landis+Gyr

•	Leveraged infrastructure portfolio for macro base station and remote and multi-standard radio applications across Alcatel-Lucent, Ericsson, Nokia Solutions and Networks and ZTE

•	Delivered analog control ICs to Medtronics for implantable heart monitors

•	Developed the industry's leading dual flash driver utilizing proprietary TrueFlash™ capability enabling sophisticated LED flash management features

•	Powered Microsoft, Nintendo and Sony gaming platforms with analog and connectivity solutions

•	Expanded footprint in multiple 4G TD-LTE architectures at leading smartphone OEMs including Coolpad, HTC, Lenovo and ZTE

•	Launched next-generation SkyOne™ platforms with carrier aggregation, additional frequency bands and MIPI® baseband interfaces

•	Enabled the Moto G smartphone with five front-end devices

•	Repurchased approximately two million shares of common stock

Dividend Update
Skyworks’ Board of Directors has declared its first cash dividend of $0.11 per share of the Company’s common stock. The dividend is payable on May 22, 2014 to stockholders of record at the close of business on May 13, 2014.

Third Fiscal Quarter 2014 Outlook
“As our performance demonstrates, Skyworks is executing to our strategy of gaining semiconductor content through system-level integration, diversifying into adjacent vertical applications and relentlessly pursuing operational excellence,” said Donald W. Palette, vice president and chief financial officer of Skyworks. “Looking forward, we are on track to deliver strong, sustainable top line growth with continued operating leverage. Specifically, for the third fiscal quarter of 2014, we anticipate revenue to be up 23 percent year-over-year to $535 million with non-GAAP diluted earnings per share up 35 percent year-over-year to $0.73.”

For further information regarding use of non-GAAP measures in this press release, please refer to the Discussion Regarding the Use of Non-GAAP Financial Measures set forth below.

Skyworks' Second Fiscal Quarter 2014 Conference Call
Skyworks will host a conference call with analysts to discuss its second fiscal quarter 2014 results and business outlook today at 5:00 p.m. Eastern time. To listen to the conference call via the Internet, please visit the investor relations section of Skyworks' Web site. To listen to the conference call via telephone, please call 800-230-1085 (domestic) or 612-234-9959 (international), confirmation code: 323125.
Playback of the conference call will begin at 9:00 p.m. Eastern time on April 22, and end at 9:00 p.m. Eastern time on April 29. The replay will be available on Skyworks' Web site or by calling 800-475-6701 (domestic) or 320-365-3844 (international), access code: 323125.

About Skyworks
Skyworks Solutions, Inc. is an innovator of high performance analog semiconductors. Leveraging core technologies, Skyworks supports automotive, broadband, cellular infrastructure, energy management, GPS, industrial, medical, military, wireless networking, smartphone and tablet applications. The Company’s portfolio includes amplifiers, attenuators, battery chargers, circulators, DC/DC converters, demodulators, detectors, diodes, directional couplers, front-end modules, hybrids, infrastructure RF subsystems, isolators, LED drivers, mixers, modulators, optocouplers, optoisolators, phase shifters, PLLs/synthesizers/VCOs, power dividers/combiners, power management devices, receivers, switches, technical ceramics and voltage regulators.
  Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America.  For more information, please visit Skyworks’ Web site at: www.skyworksinc.com.
Safe Harbor Statement
This news release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation information relating to future results and expectations of Skyworks (e.g., certain projections and business trends). Forward-looking statements can often be identified by words such as "anticipates," "expects," "forecasts," "intends," "believes," "plans," "may," "will," or "continue," and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
These risks, uncertainties and other important factors include, but are not limited to: uncertainty regarding global economic and financial market conditions; the susceptibility of the semiconductor industry and the markets addressed by our, and our customers', products to economic downturns; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials and supplier components; changes in laws, regulations and/or policies that could adversely affect either (i) the economy and our customers’ demand for our products or (ii) the financial markets and our ability to raise capital; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; delays or disruptions in production due to equipment maintenance, repairs and/or upgrades; our reliance on several key customers for a large percentage of our sales; fluctuations in the manufacturing yields of our third-party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter-than-expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; and our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties, as well as other risks and uncertainties, including, but not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission.
The forward-looking statements contained in this news release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.
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SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Six Months Ended
(in millions, except per share amounts)	March 28, 2014	March 29, 2013	March 28, 2014	March 29, 2013
Net revenue	$481.0	$425.2	$986.2	$878.9
Cost of goods sold	268.6	248.5	551.8	509.6
Gross profit	212.4	176.7	434.4	369.3
Operating expenses:
Research and development	61.6	56.3	120.0	114.4
Selling, general and administrative	41.9	39.7	83.0	77.8
Amortization of intangibles	6.3	7.2	12.8	15.4
Restructuring and other charges	—	4.8	—	6.4
Total operating expenses	109.8	108.0	215.8	214.0
Operating income	102.6	68.7	218.6	155.3
Other expense, net	(0.1)	(1.4)	(0.1)	(1.1)
Income before income taxes	102.5	67.3	218.5	154.2
Provision for income taxes	25.6	5.6	47.1	26.0
Net income	$76.9	$61.7	$171.4	$128.2

Earnings per share:
Basic	$0.41	$0.33	$0.92	$0.68
Diluted	$0.40	$0.32	$0.89	$0.66
Weighted average shares:
Basic	187.4	188.7	186.8	189.1
Diluted	192.2	193.1	191.7	193.6

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Six Months Ended
(in millions)	March 28, 2014	March 29, 2013	March 28, 2014	March 29, 2013
GAAP gross profit	$212.4	$176.7	$434.4	$369.3
Share-based compensation expense [a]	2.8	2.7	5.5	5.1
Acquisition-related expenses [b]	—	—	—	0.1
Non-GAAP gross profit	$215.2	$179.4	$439.9	$374.5
Non-GAAP gross margin %	44.7%	42.2%	44.6%	42.6%

	Three Months Ended		Six Months Ended
(in millions)	March 28, 2014	March 29, 2013	March 28, 2014	March 29, 2013
GAAP operating income	$102.6	$68.7	$218.6	$155.3
Share-based compensation expense [a]	20.8	18.3	39.6	36.0
Acquisition-related expenses [b]	0.1	0.2	0.1	0.8
Amortization of intangibles	6.3	7.2	12.8	15.4
Restructuring and other charges [c]	—	4.8	—	6.4
Litigation settlement gains, losses and expenses [d]	0.6	0.3	1.1	0.3
Deferred executive compensation	—	0.2	—	0.3
Non-GAAP operating income	$130.4	$99.7	$272.2	$214.5
Non-GAAP operating margin %	27.1%	23.4%	27.6%	24.4%

	Three Months Ended		Six Months Ended
(in millions)	March 28, 2014	March 29, 2013	March 28, 2014	March 29, 2013
GAAP net income	$76.9	$61.7	$171.4	$128.2
Share-based compensation expense [a]	20.8	18.3	39.6	36.0
Acquisition-related expenses [b]	0.1	0.2	0.1	0.8
Amortization of intangibles	6.3	7.2	12.8	15.4
Restructuring and other charges [c]	—	4.8	—	6.4
Litigation settlement gains, losses and expenses [d]	0.6	0.3	1.1	0.3
Deferred executive compensation	—	0.2	—	0.3
Tax adjustments [e]	13.9	(0.8)	21.3	11.1
Non-GAAP net income	$118.6	$91.9	$246.3	$198.5

	Three Months Ended		Six Months Ended
	March 28, 2014	March 29, 2013	March 28, 2014	March 29, 2013
GAAP net income per share, diluted	$0.40	$0.32	$0.89	$0.66
Share-based compensation expense [a]	0.11	0.10	0.21	0.19
Amortization of intangibles	0.03	0.04	0.07	0.08
Restructuring and other charges [c]	—	0.02	—	0.03
Litigation settlement gains, losses and expenses [d]	0.01	—	0.01	—
Tax adjustments [e]	0.07	—	0.11	0.06
Non-GAAP net income per share, diluted	$0.62	$0.48	$1.29	$1.02

SKYWORKS SOLUTIONS, INC.
DISCUSSION REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles ("GAAP"): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, and (iv) non-GAAP diluted earnings per share. As set forth in the "Unaudited Reconciliation of Non-GAAP Financial Measures" table found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, compare our operating performance against peer companies and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses (which may not occur in each period presented) and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or reduce management's ability to make useful forecasts.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income and non-GAAP diluted earnings per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We also believe that providing non-GAAP operating income and operating margin allows investors to assess the extent to which our ongoing operations impact our overall financial performance. We further believe that providing non-GAAP net income and non-GAAP diluted earnings per share allows investors to assess the overall financial performance of our ongoing operations by eliminating the impact of share-based compensation expense, acquisition-related expenses, restructuring-related charges, litigation settlement gains, losses and expenses, certain deferred executive compensation and certain tax items which may not occur in each period presented and which may represent non-cash items unrelated to our ongoing operations. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We calculate non-GAAP gross profit by excluding from GAAP gross profit, share-based compensation expense and acquisition-related expenses. We calculate non-GAAP operating income by excluding from GAAP operating income, share-based compensation expense, acquisition-related expenses, restructuring-related charges, litigation settlement gains, losses and expenses and certain deferred executive compensation. We calculate non-GAAP net income and diluted earnings per share by excluding from GAAP net income and diluted earnings per share, share-based compensation expense, acquisition-related expenses, restructuring-related charges, litigation settlement gains, losses and expenses, certain deferred executive compensation and certain tax items which may not occur in all periods for which financial information is presented. We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Share-Based Compensation - because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

Acquisition-Related Expenses - including such items as, when applicable, amortization of acquired intangible assets, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, acquisition-related professional fees and deemed compensation expenses, because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges does not accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Restructuring-Related Charges - because, to the extent such charges impact a period presented, we believe that they have no direct correlation to our future business operations and including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges are incurred.

Litigation Settlement Gains, Losses and Expenses- including gains, losses and expenses related to the resolution of other-than-ordinary-course threatened and actually filed lawsuits and other- than -ordinary- course contractual disputes, because (1) they are not considered by management in making operating decisions, (2) such gains, losses and expenses tend to be infrequent in nature, (3) such gains, losses and expenses are generally not directly controlled by management, (4) we believe such gains, losses and expenses do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (5) the amount of such gains or losses and expenses can vary significantly between companies and make comparisons less reliable.

Deferred Executive Compensation - including charges related to any contingent obligation pursuant to an executive severance agreement, because we believe the period over which the obligation is amortized may not reflect the period of benefit and that such expense has no direct correlation with our recurring business operations and including such expenses does not accurately reflect the compensation expense for the period in which incurred.

Certain Income Tax Items - including certain deferred tax charges and benefits that do not result in a current tax payment or tax refund and other adjustments, including but not limited to, items unrelated to the current fiscal year or that are not indicative of our ongoing business operations.

The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for, the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Our earnings release contains forward looking estimates of non-GAAP diluted earnings per share for the third quarter of our 2014 fiscal year ("Q3 2014"). We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis. We are unable to provide a reconciliation of our forward looking estimate of Q3 2014 non-GAAP diluted earnings per share to a forward looking estimate of Q3 2014 GAAP diluted earnings per share because certain information needed to make a reasonable forward looking estimate of GAAP diluted earnings per share for Q3 2014 (other than estimated share-based compensation expense of $0.10 per diluted share, certain tax items of $0.11 per diluted share and estimated amortization of intangibles of $0.03 per diluted share) is difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles or goodwill), unanticipated acquisition-related expenses, unanticipated litigation settlement gains, losses and expenses and other unanticipated non-recurring items not reflective of ongoing operations. We believe the probable significance of these unknown items, in aggregate, to be in the range of $0.00 to $0.05 in quarterly earnings per diluted share on a GAAP basis. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

[a]
These charges represent expense recognized in accordance with ASC 718 - Compensation, Stock Compensation. For the three months ended March 28, 2014, approximately $2.8 million, $8.6 million and $9.4 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively. For the six months ended March 28, 2014, approximately $5.5 million, $16.1 million and $18.0 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

For the three months ended March 29, 2013, approximately $2.7 million, $7.5 million and $8.1 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively. For the six months ended March 29 2013, approximately $5.1 million, $14.9 million and $16.0 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

[b]
The acquisition-related expense of $0.1 million recognized during the three months and six months ended March 28, 2014, primarily relates to general and administrative expenses associated with potential acquisitions.

The acquisition-related expense of $0.2 million and $0.8 million recognized during the three months and six months ended March 29, 2013, respectively, primarily relates to general and administrative expenses associated with past acquisitions.

[c]
During the three months and six months ended March 29, 2013, the Company implemented restructuring plans to reduce global headcount. A $4.8 million and a $6.4 million charge were recorded during the three months and six months ended March 29, 2013, respectively, related to these plans.

[d]
During the three months and six months ended March 28, 2014, the Company recognized a $0.6 million and a $1.1 million charge, respectively, primarily related to general and administrative expense associated with ongoing litigations.

During the three months and six months ended March 29, 2013, the Company recognized a $0.3 million charge primarily related to general and administrative expenses associated with ongoing litigations.

[e]
During the three months and six months ended March 28, 2014, these amounts primarily represent the use of net operating loss and research and development tax credit carryforwards, deferred tax expense not affecting taxes payable, and non-cash expense related to uncertain tax positions.

During the three months and six months ended March 29, 2013, these amounts primarily represent the use of net operating loss and research and development tax credit carryforwards and non-cash expense related to uncertain tax positions. As a result of the passage of the American Taxpayer Relief Act of 2012, the GAAP tax rate includes a discrete adjustment for the retroactive recognition of research and development tax credits.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(in millions)	March 28, 2014	September 27, 2013
Assets
Current assets:
Cash and cash equivalents	$797.8	$511.1
Accounts receivable, net	216.3	292.7
Inventory	216.6	229.5
Other current assets	38.2	40.0
Property, plant and equipment, net	343.9	328.6
Goodwill and intangible assets, net	852.5	865.3
Other assets	69.3	65.9
Total assets	$2,534.6	$2,333.1

Liabilities and Equity
Current liabilities:
Accounts payable	$125.8	$126.5
Accrued and other current liabilities	57.0	53.2
Other long-term liabilities	60.4	52.3
Stockholders' equity	2,291.4	2,101.1
Total liabilities and equity	$2,534.6	$2,333.1